Leonard M. Shulman - Bar No. 126349
Mark Bradshaw - Bar No. 192540
SHULMAN HODGES & BASTIAN LLP
26632 Towne Centre Drive, Suite 300
Foothill Ranch, California 92610-2808
Telephone:  (949) 340-3400
Facsimile:  (949) 340-3000

Attorneys for the Debtor and Debtor in Possession
Composite Technology Corporation, a Nevada corporation




                         UNITED STATES BANKRUPTCY COURT

               CENTRAL DISTRICT OF CALIFORNIA, SANTA ANA DIVISION


In re                              |  Case No.  SA 05-13107 JR
                                   |
COMPOSITE TECHNOLOGY CORPORATION,  |  Chapter  11
a Nevada corporation,              |
                                   |  ORDER CONFIRMING DEBTOR'S THIRD
                                   |  AMENDED CHAPTER 11 PLAN OF
                 Debtor.           |  REORGANIZATION WITH NON-MATERIAL
                                   |  MODIFICATIONS
                                   |
                                   |  Date:   October 31, 2005
                                   |  Time:   10:30 A.M.
                                   |  Place:  Courtroom 5A
                                   |          Ronald Reagan Federal Building and
                                   |          United States Courthouse
                                   |          411 West Fourth Street
                                   |          Santa Ana, California 92701
                                   |
                                   |
-----------------------------------|

   The Third Amended Chapter 11 Plan Of Reorganization, a copy of which is attached hereto as Exhibit A, proposed by Composite Technology Corporation, a Nevada corporation ("Debtor"), came on for hearing on October 31, 2005, the Honorable John E. Ryan, United States Bankruptcy Judge presiding.


      The Debtor appeared through Shulman Hodges & Bastian LLP by Leonard M. Shulman and Mark Bradshaw. Acquvest, Inc., Paul R. Koch, Victoria Koch and Patricia Manolis ("Acquvest Parties") appeared through Winthrop Couchot PC by Paul J. Couchot, Esq.

      Other appearances were made as reflected in the Court's record.

///



                         SHULMAN HODGES & BASTIAN LLP
                           26632 Towne Centre Drive
                                  Suite 300
                           Foothill Ranch, CA 92610

      The Court being in all things duly advised and based upon the findings on the record and the standards found in Bankruptcy Code Section 1129, and good cause appearing therefor:

      IT IS ORDERED that the Ballots Motion is granted and Jerry Walker and John Nunley are authorized to submit amended Ballots voting to accept the Plan.

      IT IS ORDERED that the Plan as modified by that certain Acquvest Parties' Proposed Order Regarding Non-Material Modifications To The Plan entered by the Court on October 31, 2005 ("Modify Order") is confirmed. The terms of the Modify Order are incorporated herein by this reference. The Plan is also modified by this Order Confirming the Plan (the "Confirmation Order"). To the extent that any of the terms, provisions and conditions of the Plan are inconsistent with, or contrary to the terms, provisions and conditions of this Confirmation Order, the terms, provisions and conditions of this Confirmation Order shall supersede and control over the Plan.

      IT IS ORDERED that the Stipulation Resolving Certain Claims and Discovery Disputes Between the Debtor and the Acquvest Parties entered on October 28, 2005 is incorporated herein by this reference.

      IT IS ORDERED that the Debtor or Reorganized Debtor, as the case may be, is authorized, empowered and directed to carry out the provisions of the Plan and this Confirmation Order, and to perform such other acts and execute such other documents as are necessary or appropriate in connection with the Plan, and this Confirmation Order, without the necessity of further actions by the Debtor or Reorganized Debtor or further Court order, and all such actions shall be deemed to be duly authorized.

      IT IS ORDERED that except as provided in the Modify Order and as provided below, the right to litigate, resolve, and settle any claims of the Estate, including but not limited to, Avoidance Actions, Post-Confirmation Estate Claims and/or objections to claims against the Estate, whether or not the subject of litigation as of the Effective Date, shall be vested solely in the Reorganized Debtor as of the Effective Date, without the necessity of further Court order, and all such actions shall be deemed to be duly authorized. The Debtor shall seek Bankruptcy Court approval of any proposed compromise of any claims or interests against the Debtor asserted by Michael Tarbox, including without limitation the causes of action asserted by Michael Tarbox against the Debtor in the Superior Court of California, County of Orange, Case No. 04CC10345 (the "Tarbox Claim"). The Debtor shall serve the Acquvest Parties' counsel with any motion to compromise the Tarbox Claim and the Acquvest Parties shall have standing to object to the same.

                         SHULMAN HODGES & BASTIAN LLP
                           26632 Towne Centre Drive
                                  Suite 300
                           Foothill Ranch, CA 92610

      IT IS ORDERED as a result of confirmation of the Plan, the Debtor's previous obligations to creditors are modified and the terms of repayment of said claims shall be controlled by the Plan and this Confirmation Order.

      IT IS ORDERED after the Effective Date, costs and fees incurred by or to be paid by the Reorganized Debtor shall be paid in the ordinary course of business without this Court's review and approval, with the exception of any costs and fees of professionals seeking reimbursement for services rendered, or for a "substantial contribution" made, prior to the Confirmation Date.

      IT IS ORDERED until all payments and issuances of stock hereunder are made under the Plan and a Final Decree is entered, this Court shall retain jurisdiction over this case to ensure that the purposes and intent of the Plan are carried out. Without limiting the generality of the foregoing, this Court shall retain jurisdiction over this case for all of the purposes as provided in the Plan, including the power to hear any action to recapture assets into the Estate.

      IT IS ORDERED the transactions contemplated by the Plan and this Confirmation Order, as implemented herein, are in compliance with and satisfy all applicable provisions of the Bankruptcy Code; and that the terms and conditions of the Plan approved by this Confirmation Order are fair and reasonable.

      IT IS ORDERED the terms and provisions of this Confirmation Order, as well as all provisions of the Plan, shall be binding in all respects upon the Debtor, the Reorganized Debtor, and each Creditor and Interest Holder, whether or not the Claim of such Creditor or Interest of such Interest Holder is impaired under the Plan, and whether or not such Creditor or Interest Holder has accepted the Plan.

      IT IS ORDERED as of the Effective Date, except for as provided in the Plan and the Confirmation Order, all of the assets of the Estate shall vest in the Reorganized Debtor free and clear of any Claims, liens, encumbrances, or Interests of Creditors, Interest Holders, parties-in-interest, and other entities. After the Confirmation Date, the disposition of assets of the Estate in accordance with the terms of the Plan whether by sale, settlement or otherwise shall not be subject to or require Court approval.

                         SHULMAN HODGES & BASTIAN LLP
                           26632 Towne Centre Drive
                                  Suite 300
                           Foothill Ranch, CA 92610

      IT  IS  ORDERED  except  as  otherwise   provided  in  the  Plan  and  the
Confirmation Order, as of the Effective Date, the property dealt with by the Plan shall be free and clear of all Claims of Claimants.

      IT IS ORDERED that the Debtor or the Disbursing Agent or their attorney of record in this case shall comply fully with all provisions of Local Bankruptcy Rule 3020-1 and, in connection therewith, file with the Court a status report within 120 days of entry of this Confirmation Order, and every six months thereafter, describing Debtor's progress toward plan consummation.

      IT IS ORDERED if, after the Effective Date, the Debtor's case is converted to one under Chapter 7, the property of the Reorganized Debtor shall be vested in the chapter 7 estate.

      IT IS ORDERED when the Plan is fully administered, the Reorganized Debtor or its attorney of record in this case shall file an Application for Final Decree and the proposed Final Decree closing this Bankruptcy Case pursuant to Bankruptcy Rule 3022 and Local Bankruptcy Rule 3020(c).

      IT IS ORDERED that upon entry of this Confirmation Order, the Debtor's discharge shall be entered as required by Bankruptcy Code Section 1141 and the Debtor shall be discharged of liability for payment of debts incurred before confirmation of the Plan to the extent specified in Bankruptcy Code Section 1141. Except as otherwise provided under the Plan and this Confirmation Order, this discharge under Bankruptcy Code Section 1141 shall be immediately effective and binding on all Creditors, Claimants, lienholders, Interest Holders and all other parties in interest.

      IT IS ORDERED that the issuance and distribution of the Debtor's stock that may be issued (a) under that certain Order: (1) Approving Post-Petition Financing on a Final Basis; (2) Granting Superpriority Administrative Expense Treatment; (3) Modifying Automatic Stay Pursuant to Sections 363 and 364 of the

                         SHULMAN HODGES & BASTIAN LLP
                           26632 Towne Centre Drive
                                  Suite 300
                           Foothill Ranch, CA 92610

Bankruptcy Code and (4) Authorizing Payment of Financing-Related Expenses entered by the Court in the Debtor's Case on October 11, 2005 and (b) to all creditors and interest holders including the Acquvest Parties entitled to receive stock under the Plan as modified by the Confirmation Order, has been duly authorized, and when issued as provided in the Plan, will be validly issued, fully paid, and nonassessable. The offer and sale of the stock are in exchange for claims and interests against the Debtor, or principally in such exchange and partly for cash or property, within the meaning of Bankruptcy Code
Section 1145(a)(1). In addition, under Bankruptcy Code Section 1145, (a) the offering of such items is exempt, and the issuance and distribution of such items will be exempt, from Section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution, or sale of securities and (b) the stock shall be freely tradeable by the recipients thereof, subject only to the provisions of Bankruptcy Code Section 1145(b)(1) relating to the definition of an underwriter in Section 2(11) of the Securities Act, and compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such stock. Pursuant to, and to the fullest extent permitted by, Bankruptcy Code Section 1145, the resale of the stock shall be exempt from Section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution, or sale of the stock.

      IT IS ORDERED that pursuant to Bankruptcy Code Section 1146(c), the issuance, transfer, or exchange of any security, or the making, delivery, filing, or recording of any instrument of transfer under the Plan shall not be taxed under any law imposing a recording tax, stamp tax, transfer tax, or similar tax. All filing or recording officers, wherever located and by whomever appointed, are hereby directed to accept for filing or recording, and to file or record immediately upon presentation thereof, all instruments of absolute or collateral transfer without payment of any recording tax, stamp tax, transfer tax, or similar tax or governmental assessment (other than standard filing fees) imposed by federal, state, or local law. Notice of entry of this Confirmation Order (i) shall have the effect of an order of the Court, (ii) shall constitute sufficient notice of the entry of this Confirmation Order to such filing and recording officers, and (iii) shall be a recordable instrument notwithstanding any contrary provision of nonbankruptcy law. The Court specifically retains jurisdiction to enforce the foregoing direction, by contempt or otherwise.

                         SHULMAN HODGES & BASTIAN LLP
                           26632 Towne Centre Drive
                                  Suite 300
                           Foothill Ranch, CA 92610

      IT IS ORDERED until the Final Decree closing this case has been entered, the Debtor or Reorganized Debtor, as the case may be, shall fully comply with the requirements of the Office of the United States Trustee and in connection therewith, remain current on all quarterly fees payable to the Office of the United States Trustee.

      IT IS ORDERED that the compromise of claims and interests between the Acquvest Parties and the Debtor as recited on the record at the October 31, 2005 Confirmation hearing is approved and fully incorporated into the Confirmation Order and the Plan. The Acquvest Parties shall have Allowed Interests against the Estate. The Debtor shall issue 6.5 million shares of the Debtor's stock to the Acquvest Parties in satisfaction of the Acquvest Parties' Allowed Interests, which stock shall be delivered to counsel for the Acquvest Parties. The stock certificates shall be issued in the name of Acquvest, Inc. The 6.5 million shares shall be of the same class and shall have at least all of the rights as the Debtor's existing common stock. The stock shall be issued without a restrictive legend of any kind and shall be freely tradeable by the recipients thereof. The offer and sale of the stock are in exchange for claims and interests against the Debtor, or principally in such exchange and partly for cash or property, within the meaning of Bankruptcy Code Section 1145(a)(1). In addition, under Bankruptcy Code Section 1145, (a) the offering of such items is exempt, and the issuance and distribution of such items will be exempt, from
Section 5 of the Securities Act and any other federal, state or local law requiring registration prior to the offering, issuance, distribution, or sale of securities and (b) the stock shall be freely tradeable by the recipients thereof, subject only to the provisions of Bankruptcy Code Section 1145(b)(1) relating to the definition of an underwriter in Section 2(11) of the Securities Act, and compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such stock. Pursuant to, and to the fullest extent permitted by, Bankruptcy Code
Section  1145,  the resale of the stock  shall be exempt  from  Section 5 of the

                         SHULMAN HODGES & BASTIAN LLP
                           26632 Towne Centre Drive
                                  Suite 300
                           Foothill Ranch, CA 92610

Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution, or sale of the stock. Upon entry of this Order, the 6.5 million shares of the Debtor's stock shall be delivered to counsel for the Acquvest Parties no later than four business days after the Debtor receives proof of a valid tax identification number for Acquvest, Inc., and concurrent with the Debtor's receipt of payment in cash or certified funds of $800 for certificates requested by the Acquvest Parties. The shares of stock shall be issued in sixteen (16) certificates as follows: twelve (12) certificates of 500,000 shares; two (2) certificates of 150,000 shares; and two
(2) certificates of 100,000 shares. Counsel for the Acquvest Parties is hereby authorized to release 3.25 million of the shares immediately to the Acquvest Parties and is authorized to release the remaining 3.25 million shares to the Acquvest Parties on the forty-fifth day after the date the Debtor is required by this Order to deliver the 6.5 million shares to the Acquvest Parties.

      IT IS ORDERED that concurrent with the delivery of the 6.5 million shares to counsel for the Acquvest Parties, the Debtor and the Acquvest Parties shall exchange mutual releases in the form attached hereto as Exhibit B. The Bankruptcy Court shall conduct an evidentiary hearing to determine whether the Debtor and the Acquvest Parties had a meeting of the minds regarding the Debtor's assertion that the Acquvest Parties agreed to be responsible for the Tarbox Claim.



Dated:
                                    ------------------------------------------
                                    HONORABLE JOHN E. RYAN
                                    UNITED STATES BANKRUPTCY JUDGE

                         SHULMAN HODGES & BASTIAN LLP
                           26632 Towne Centre Drive
                                  Suite 300
                           Foothill Ranch, CA 92610

                                    EXHIBIT A

                                      Plan

                                    EXHIBIT B

                                Release Agreement

                                PROOF OF SERVICE

STATE OF CALIFORNIA, COUNTY OF ORANGE

I am employed in the City of Foothill Ranch, County of Orange, State of California. I am over the age of 18 years and not a party to the within action. My business address is 26632 Towne Centre Drive, Suite 300, Foothill Ranch, California 92610.

On November 23, 2005, I served the documents named below on the parties in this Action as follows:


DOCUMENT(S) SERVED:        ORDER CONFIRMING DEBTOR'S THIRD AMENDED CHAPTER 11
                           PLAN OF REORGANIZATION WITH NON-MATERIAL
                           MODIFICATIONS


SERVED UPON:               SEE THE ATTACHED SERVICE LIST

[X] (BY MAIL) I caused each such envelope, with postage thereon fully prepaid, to be placed in the United States mail at Foothill Ranch, California. I am readily familiar with the practice of Shulman Hodges & Bastian LLP for collection and processing of correspondence for mailing, said practice being that in the ordinary course of business, mail is deposited in the United States Postal Service the same day as it is placed for collection. I am aware that on motion of party served, service is presumed invalid if postal cancellation date or postage meter date is more than one day after deposit for mailing in affidavit.

[ ]  (BY  FACSIMILE)  The  above-referenced   document  was  transmitted  by
      facsimile transmission and the transmission was reported as completed and without error. Pursuant to C.R.C. 2009(i), I either caused, or had someone cause, the transmitting machine to properly transmit the attached documents to the facsimile numbers shown on the service list.

[ ] (BY OVERNIGHT DELIVERY) I am readily familiar with the practice of Shulman Hodges & Bastian LLP for collection and processing of documents for overnight delivery and know that the document(s) described herein will be deposited in a box or other facility regularly maintained by Federal Express, California Overnight, Overnight Express or Airborne Express for overnight delivery or for overnight delivery by Express Mail via the United States Postal Service.

[ ] (BY ELECTRONIC MAIL) I caused each document to be served electronically at the electronic notification address of each person and the transmission was reported as complete and without error.

[ ] (BY PERSONAL SERVICE) I delivered to an authorized courier or driver authorized by ASAP Corporate Services, Inc. to receive documents to be delivered on the same date. A proof of service signed by the authorized courier shall be filed upon receipt from ASAP Corporate Services, Inc.

[X] (FEDERAL) I declare that I am employed in the office of a member of the bar of this court, at whose direction this service was made.

Executed on November 23, 2005, at Foothill Ranch, California.


                                                ------------------------
                                                Jackie Rodriguez

                                  SERVICE LIST

Interested Party

Michael Hauser, Esq.
Office of the United States Trustee
Ronald Reagan Federal Building
and United States Courthouse
411 West Fourth Street Suite 9041
Santa Ana, CA 92701-8000

Debtor

Composite Technology Corporation
Attn C William Arrington, St VP
2026 McGaw Ave
Irvine, CA 92614

Attorneys for the Unsecured Creditors Committee

Mike D. Neue, Esq.
Irell & Manella LLP
840 Newport Center Drive, Suite 400
Newport Beach, CA  92660-6324

Co-Litigation Counsel for Acquvest, Inc., Paul R. Koch, Victoria Koch and Patricia Manolis

Paul J. Couchot, Esq.
Winthrop Couchot PC
660 Newport Center Drive, 4th Floor
Newport Beach, CA  92660

Attorneys for Cornerstone Composites Corporation, Wayne DeYoung, Daniel Rink, Richard Kalmer, Jovan N. Jovanovic, Timothy McAuliffe, Michael Bailey and Ted vanMidde, III

Matthew A. Lesnick, Esq.
Bingham McCutchen LLP
355 South Grand Avenue, Suite 4400
Los Angeles, CA. 90071

Attorneys for Midsummer Investment, Ltd., Islandia, L.P.,
Omicron Master Trust and Bristol Investment Fund, Ltd.

Eric J. Haber, Esq.
Kronish Lieb Weiner & Hellman LLP
1114 Avenue of the Americas
New York, New York 10036

Attorneys for City of Kingman, Kansas

Michael R Pfeifer Esq and Libby Wong Esq
Pfeifer & Reynolds LLP
City Center II
765 The City Drive Suite 380
Orange, CA 92868

Notice Purposes

Securities Exchange Commission
Attention Sarah D Moyed, Bankruptcy Counsel
5670 Wilshire Blvd., 11th Floor
Los Angeles, CA 90036

Investor Counsel

Lawrence Gelber, Esq.
Schulte, Roth & Zabel LLP
919 Third Avenue
New York, NY 10022

Attorney for American China
Technology Systems LLC

Alan H Martin Esq
Sheppard Mullin Richter & Hampton LLP
650 Town Center Drive Fourth Floor
Costa Mesa, CA 92626

--------------------------------------------------------------------------------

In re             (SHORT TITLE)                 CHAPTER 11 CASE NUMBER:

COMPOSITE TECHNOLOGY CORPORATION,               SA 05-13107 JR
a Nevada corporation,

Debtor.
--------------------------------------------------------------------------------


                      NOTICE OF ENTRY OF JUDGMENT OR ORDER
                           AND CERTIFICATE OF MAILING

TO ALL PARTIES IN INTEREST ON THE ATTACHED SERVICE LIST:


1.    You   are   hereby   notified,   pursuant   to   Local   Bankruptcy   Rule
      9021-1(a)(1)(E), that a judgment or order entitled (specify):

      ORDER CONFIRMING DEBTOR'S THIRD AMENDED CHAPTER 11 PLAN OF
      REORGANIZATION WITH NON-MATERIAL MODIFICATIONS

      was entered on (specify date):  __________________________.


2. I hereby certify that I mailed a copy of this notice and a true copy of the order or judgment to the persons and entities on the attached service list on (specify date): __________________________.




Dated:                        JON D. CERETTO
                              CLERK OF THE BANKRUPTCY COURT



                              By:
                                  --------------------------
                                  Deputy Clerk


--------------------------------------------------------------------------------

                                  SERVICE LIST

Interested Party

Michael Hauser, Esq.
Office of the United States Trustee
Ronald Reagan Federal Building
and United States Courthouse
411 West Fourth Street Suite 9041
Santa Ana, CA 92701-8000

Debtor

Composite Technology Corporation
Attn C William Arrington, St VP
2026 McGaw Ave
Irvine, CA 92614

Attorneys for the Debtor
Leonard M. Shulman Esq
Mark Bradshaw Esq
Shulman Hodges & Bastian LLP
26632 Towne Center Drive Suite 300
Foothill Ranch, CA 92610

Attorneys for the Unsecured Creditors Committee

Mike D. Neue, Esq.
Irell & Manella LLP
840 Newport Center Drive, Suite 400
Newport Beach, CA  92660-6324

Co-Litigation Counsel for Acquvest, Inc., Paul R. Koch, Victoria Koch and Patricia Manolis

Paul J. Couchot, Esq.
Winthrop Couchot PC
660 Newport Center Drive, 4th Floor
Newport Beach, CA  92660



Attorneys for Cornerstone Composites Corporation, Wayne DeYoung, Daniel Rink, Richard Kalmer, Jovan N. Jovanovic, Timothy McAuliffe, Michael Bailey and Ted vanMidde, III

Matthew A. Lesnick, Esq.
Bingham McCutchen LLP
355 South Grand Avenue, Suite 4400
Los Angeles, CA. 90071

Attorneys for Midsummer Investment, Ltd., Islandia, L.P.,
Omicron Master Trust and Bristol Investment Fund, Ltd.

Eric J. Haber, Esq.
Kronish Lieb Weiner & Hellman LLP
1114 Avenue of the Americas
New York, New York 10036

Attorneys for City of Kingman, Kansas

Michael R Pfeifer Esq and Libby Wong Esq
Pfeifer & Reynolds LLP
City Center II
765 The City Drive Suite 380
Orange, CA 92868

Notice Purposes

Securities Exchange Commission
Attention Sarah D Moyed, Bankruptcy Counsel
5670 Wilshire Blvd., 11th Floor
Los Angeles, CA 90036

Investor Counsel

Lawrence Gelber, Esq.
Schulte, Roth & Zabel LLP
919 Third Avenue
New York, NY 10022

Attorney for American China
Technology Systems LLC

Alan H Martin Esq
Sheppard Mullin Richter & Hampton LLP
650 Town Center Drive Fourth Floor
Costa Mesa, CA 92626